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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



       We consent to the incorporation by reference in Registration Statements (Form S-8 No. 2-68366, Form S-8 No. 33-60725, Form S-8 No. 33-60727, Form S-8
No. 333-13751, Form S-8 No. 333-19325, Form S-3 No. 33-42027, Form S-3
No. 33-46325, and Form S-3 No. 33-52121) of AMR Corporation, and in the related Prospectuses, of our report dated January 14, 1997 (except for the first paragraph of Note 3, for which the date is March 24, 1997), with respect to the consolidated financial statements and schedule of AMR Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                     ERNST & YOUNG LLP


Dallas, Texas
March 24, 1997






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